Exhibit 99.1

Contact:	Charles Lambert Finance Director Medical Properties Trust (205) 397-8897 clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST ANNOUNCES PRICING OF $450 MILLION
AGGREGATE PRINCIPAL AMOUNT OF 6.875% SENIOR NOTES OFFERING BY
ITS OPERATING PARTNERSHIP AND MPT FINANCE CORPORATION
     BIRMINGHAM, Ala. — April 19, 2011 — Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) announced that the previously announced private offering of $450 million aggregate principal amount of senior notes due 2021 (the “Notes”) by its operating partnership, MPT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and MPT Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Operating Partnership (together with the Operating Partnership, the “Issuers”), priced today with a coupon of 6.875%, at an issue price of 100%. The Notes will be senior unsecured obligations of the Issuers, guaranteed by the Company and certain subsidiaries of the Operating Partnership (the “Guarantors”).
     Contemporaneously with the closing of the offering of the Notes, the Operating Partnership intends to terminate its $150 million term loan and enter into an amendment to its existing credit agreement, which will govern an unsecured revolving credit facility that is expected to provide for $330 million in actual commitments with availability of up to $225.8 million after giving effect to borrowing base capacity and outstanding letters of credit at closing (the “New Unsecured Credit Facility”).
     The New Unsecured Credit Facility will be guaranteed by the Guarantors. The consummation of the offering of the Notes and the entry into the New Unsecured Credit Facility, each of which is expected to occur on April 26, 2011, are conditioned upon each other and certain customary conditions.
     The Operating Partnership intends to use the proceeds from the issuance of the Notes (i) to repay and terminate its $150 million term loan, (ii) to repay borrowings outstanding under the revolving credit facility portion of its existing credit facility, (iii) to repay and terminate the $9.0 million term loan facility collateralized by the Company’s rehabilitation hospital in Wichita, Kansas, (iv) to pay transaction fees and costs incurred in connection with the offering of the Notes, repayment and termination of the $150 million term loan and $9 million collateralized term loan facility and entry into the New Unsecured Credit Facility and (v) for general business purposes, which may include investment opportunities and debt reduction.
     The Notes have been offered and will be sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act and applicable exemptions from registration, prospectus or like requirements under the laws and regulations of the relevant jurisdictions outside the United States. The Notes will not be registered under the Securities Act and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes will also not be registered in any jurisdiction outside of the United States and no action or steps will be taken to permit the offer or sale of the Notes in any such jurisdiction where any registration or other action or steps would be required to permit an offer or sale of the Notes.
     This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes.
# # #
The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the Operating Partnership’s ability to consummate the offering of Notes, the use of the proceeds therefrom as described and the Operating Partnership’s ability to enter into the New Unsecured Credit Facility. For further discussion of the facts that could affect outcomes, please refer to the “A Warning About Forward Looking Statements” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and as further updated by the Company’s other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

2